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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                       SEPTEMBER RESULTS VS. PLAN               Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                        September, 1995    Fiscal 1995 YTD
                                         Actual  Plan (a)  Actual   Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $23.3    $23.5    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                        (0.9)     1.7    (13.5)   (14.2)
   Non-Cash Income Tax Exp (Ben)            (0.4)     0.8     (5.8)    (6.2)
   Other                                     0.6      0.6      4.1      4.1
                                        ------------------------------------
Cash Provided by (Used in) Operations       (0.7)     3.1    (15.2)   (16.3)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (49.0)   (41.8)  (130.1)  (111.5)
   Trade Payables increase (decrease)       22.9     26.9     32.3     23.3
   All Other                                (6.1)    (5.8)   (25.5)   (19.3)
                                        ------------------------------------
Net Changes in Working Capital             (32.2)   (20.7)  (123.3)  (107.5)

Capital Expenditures                        (4.0)    (2.9)   (17.0)   (22.5)

Other:
   ST Borrowings (Payments) - Revolver      37.6     30.0    166.5    180.0
   Capital Lease Payments                   (0.3)    (0.3)    (2.8)    (3.9)
   Long-Term Debt Payments                  (1.1)    (1.0)   (15.2)   (12.3)
   Financing Fee Payments                      -        -     (0.8)    (1.0)
                                        ------------------------------------
Total Other                                 36.2     28.7    147.7    162.8
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (0.7)     8.2     (7.8)    16.5
                                        ------------------------------------

Ending Cash & Cash Equivalents             $22.6    $31.7    $22.6    $31.7
                                        ====================================

(a)As reported on Form 8-K dated August 18, 1995


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